UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2006

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 4, 2006, Applied Materials, Inc., a Delaware corporation (“Applied Materials” or the “Company”), Applied Films Corporation, a Colorado corporation (“Applied Films”), and Blue Acquisition, Inc., a Colorado corporation and wholly-owned subsidiary of Applied Materials (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Agreement”), which provides that, subject to the terms and conditions of the Agreement, Merger Sub will merge with and into Applied Films (the “Merger”). Applied Films will be the surviving corporation of the Merger and, as a result of the Merger, will become a wholly-owned subsidiary of Applied Materials. Applied Films is a leading supplier of thin film deposition equipment used in manufacturing flat panel displays, solar cells, flexible electronics and energy-efficient glass.

Pursuant to the Agreement, Applied Materials will pay $28.50 per share in cash for each outstanding share of Applied Films, which represents a total purchase price of approximately $464 million, or approximately $303 million net of Applied Films’ existing cash and marketable securities. In addition, Applied Materials will assume Applied Films’ outstanding options and other equity awards.

Completion of the Merger is subject to the satisfaction or waiver of customary closing conditions, including the approval of Applied Films’ shareholders and receipt of regulatory approvals in the U.S. and other countries.

Item 7.01 Regulation FD Disclosure.

On May 4, 2006, Applied Materials and Applied Films issued a joint press release announcing execution of the Agreement, the text of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit, is furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of Applied Materials under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release issued by Applied Materials, Inc. and Applied Films Corporation, dated May 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Dated: May 4, 2006

	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release issued by Applied Materials, Inc. and Applied Films Corporation, dated May 4, 2006.